Exhibit 10.2

RECOVERY PROPERTY PURCHASE AND SALE AGREEMENT

by and between

PG&E WILDFIRE RECOVERY FUNDING LLC,

as Issuer

and

PACIFIC GAS AND ELECTRIC COMPANY,

as Seller

Dated as of May 10, 2022

TABLE OF CONTENTS

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This RECOVERY PROPERTY PURCHASE AND SALE AGREEMENT, dated as of May 10, 2022 (this “Agreement”), is between PG&E Wildfire Recovery Funding LLC, a Delaware limited liability company (the “Issuer”), and PACIFIC GAS AND ELECTRIC COMPANY, a California corporation (together with its successors in interest to the extent permitted hereunder, the “Seller” or “PG&E”).

RECITALS

WHEREAS, the Issuer desires to purchase the Recovery Property created pursuant to the Wildfire Financing Law and the Financing Order and as further described in the Issuance Advice Letter;

WHEREAS, the Seller is willing to sell its rights and interests in and to the Recovery Property to the Issuer whereupon such rights and interests will become the Recovery Property;

WHEREAS, the Issuer, in order to finance the purchase of the Recovery Property, will enter into that certain Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) between the Issuer and The Bank of New York Mellon Trust Company, N.A., a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”) and in its separate capacity as a securities intermediary (the “Securities Intermediary”), and issue the Recovery Bonds thereunder and under the Series Supplement (as defined in the Indenture); and

WHEREAS, the Issuer, to secure its obligations under the Recovery Bonds and the Indenture, will pledge, among other things, all right, title and interest of the Issuer in and to the Recovery Property and this Agreement to the Indenture Trustee for the benefit of the Secured Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Indenture (including Appendix A attached thereto).

(b) Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Financing Order” means the order of the CPUC, D.21-05-015, issued on May 11, 2021, which became final and non-appealable on February 28, 2022.

“Fixed Recovery Charges” means the Fixed Recovery Charges authorized to be imposed and collected pursuant to the Financing Order and the Issuance Advice Letter.

“Issuance Advice Letter” means the Issuance Advice Letter filed with the CPUC pursuant to the Wildfire Financing Law and the Financing Order with respect to the Recovery Bonds.

“Recovery Property” means the “recovery property” as defined in Section 850(b)(11) of the Wildfire Financing Law that is established pursuant to the Financing Order, being all right, title and interest of PG&E: (i) in and to Fixed Recovery Charges in the amounts authorized to be imposed and collected under the Financing Order, including all rights to obtain adjustments to Fixed Recovery Charges in accordance with Wildfire Financing Law and the Financing Order, and (ii) all revenues, collections, claims, payments, moneys, or proceeds of or arising from the Fixed Recovery Charges.

“Tariff” means the rate tariff filed with the CPUC as the Issuance Advice Letter delivered pursuant to the Financing Order to evidence the Fixed Recovery Charges, as amended.

SECTION 1.02. Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE II

CONVEYANCE OF RECOVERY PROPERTY

SECTION 2.01. Conveyance of Recovery Property.

(a) In consideration of the Issuer’s payment to the Seller of $3,577,601,113, subject to the conditions specified in Section 2.02, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse except as otherwise set forth herein, all right, title and interest of the Seller in and to the Recovery Property (such sale, transfer, assignment, set over and conveyance of the Recovery Property includes, to the fullest extent permitted by the Wildfire Financing Law, the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Fixed Recovery Charges and the Tariff evidencing such charges. Such sale, transfer, assignment, set over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 850.4(a) of the Wildfire Financing Law, shall be treated as an absolute transfer of all of the Seller’s right, title and interest (as in a true sale) and not as a pledge or other financing, of the Recovery Property. This is the statement referred to in Section 850.4(a) of the Wildfire Financing Law. If such sale, transfer, assignment, set over and conveyance is held not to be a true sale as contemplated by Section 850.4(a) of the Wildfire Financing Law, then such sale, transfer, assignment, set over and conveyance shall be treated as the grant of a security interest in the Recovery Property and the Seller hereby grants to the Issuer a security interest in the Recovery Property and the proceeds thereof to secure its obligations hereunder.

(b) Subject to Section 2.02, the Issuer does hereby purchase the Recovery Property from the Seller for the consideration set forth in Section 2.01(a).

SECTION 2.02. Conditions to Sale of Recovery Property.

The obligation of the Issuer to purchase Recovery Property on the Closing Date shall be subject to the satisfaction of each of the following conditions:

(i) on or prior to the Closing Date, the Seller must duly execute and deliver this Agreement to the Issuer;

(ii) on or prior to the Closing Date, the Seller shall have received the Financing Order creating the Recovery Property;

(iii) on or prior to the Closing Date, the Seller must have filed the Issuance Advice Letter with the CPUC, and such letter must be effective;

(iv) as of the Closing Date, the Seller is not insolvent and will not have been made insolvent by such sale and the Seller is not aware of any pending insolvency with respect to itself;

(v) as of the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct with the same force and effect as if made on the Closing Date (except to the extent that they relate to an earlier date); on and as of the Closing Date no breach of any covenant or agreement of the Seller contained in this Agreement has occurred and is continuing; and no Servicer Default shall have occurred and be continuing;

(vi) as of the Closing Date, (A) the Issuer shall have sufficient funds available to pay the purchase price for the Recovery Property to be conveyed on such date and (B) all conditions to the issuance of the Recovery Bonds intended to provide such funds set forth in the Indenture shall have been satisfied or waived;

(vii) on or prior to the Closing Date, the Seller shall have taken all action required to transfer to the Issuer ownership of the Recovery Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Basic Documents and to perfect such transfer, including, without limitation, filing any statements or filings under the Wildfire Financing Law or the UCC; and the Issuer or the Servicer, on behalf of the Issuer, shall have taken any action required for the Issuer to grant the Indenture Trustee a first priority perfected security interest in the Recovery Bond Collateral and maintain such security interest as of such date;

(viii) the Seller shall have received and delivered to the Issuer and the Indenture Trustee an opinion or opinions of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Underwriters) to the effect that (A) the Issuer will not be subject to United States federal income tax as an entity separate from its sole owner and that the Recovery Bonds will be treated as debt of the Issuer’s sole owner for United States federal income tax purposes, and (B) the issuance of the Recovery Bonds will not result in gross income to the Seller. The opinion of outside tax counsel described above may, if the Seller so chooses, be conditioned on the receipt by the Seller of one or more letter rulings from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph) and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such ruling letters and to rely on the representations made, and information supplied, to the Internal Revenue Service in connection with such letter rulings;

(ix) on and as of the Closing Date, each of the LLC Agreement, the Servicing Agreement, this Agreement, the Indenture, the Financing Order, the Tariff and the Wildfire Financing Law shall be in full force and effect; and

(x) the Seller shall have delivered to the Indenture Trustee and the Issuer an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to Sections 3.10, the Seller makes the following representations and warranties, as of the Closing Date, and the Seller acknowledges that the Issuer has relied thereon in acquiring the Recovery Property. The representations and warranties shall survive the sale and transfer of Recovery Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture. The Seller agrees that (i) the Issuer may assign the right to enforce the following representations and warranties to the Indenture Trustee and (ii) the representations and warranties inure to the benefit of the Issuer and the Indenture Trustee.

SECTION 3.01. Organization and Good Standing.

(a) The Seller is duly organized and validly existing and in good standing under the laws of the State of California, with requisite corporate power and authority to own its properties as owned on the Closing Date and to conduct its business as conducted by it, on the Closing Date, to obtain the Financing Order and to own, sell and transfer Recovery Property and to execute, deliver and perform the terms of this Agreement.

(b) After giving effect to the sale of the Recovery Property under this Agreement, the Seller: (i) is solvent and expects to remain solvent, (ii) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes, (iii) is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small capital, (iv) reasonably believes that it will be able to pay its debts as they become due and (v) is able to pay its debts as they mature and does not intend to incur, nor does it believe that it will incur, indebtedness that it will not be able to repay at its maturity.

SECTION 3.02. Due Qualification.

The Seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues or properties).

SECTION 3.03. Power and Authority.

The Seller has the requisite corporate or other power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Seller under its organizational or governing documents and laws.

SECTION 3.04. Binding Obligation.

This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

SECTION 3.05. No Violation.

The consummation by the Seller of the transactions contemplated by this Agreement (a) do not conflict with the organizational documents of the Seller or any indenture or other agreement or instrument to which the Seller is a party or by which it or any of its property is bound, nor will consummation by the Seller of the transactions contemplated hereunder result in the creation or imposition of any Lien upon its properties pursuant to the terms of such indenture, agreement or other instrument (other than any that may be granted under the Basic Documents or the Lien arising under Section 850.3(g) of the Wildfire Financing Law, the Financing Order and the Issuance Advice Letter) or violate any existing law or any existing order, rule or regulation applicable to the Seller and (b) is consistent with the Wildfire Financing Law and the Financing Order.

SECTION 3.06. No Proceedings.

(a) There are no proceedings pending and, to the Seller’s knowledge, there are no proceedings threatened and, to the Seller’s knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Seller or its properties involving or relating to the Seller or the Issuer or, to the Seller’s knowledge, any other Person: (i) asserting the invalidity of the Wildfire Financing Law, the Financing Order, the Issuance Advice Letter, this Agreement, any of the other Basic Documents or the Recovery Bonds, (ii) seeking to prevent the issuance of the Recovery Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of the Wildfire Financing Law, the Financing Order, the Issuance Advice Letter, this Agreement, any of the other Basic Documents or the Recovery Bonds or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Recovery Bonds as debt.

(b) There is no order by any court or regulatory agency providing for the revocation, alteration, limitation or other impairment of the Wildfire Financing Law, the Financing Order, the Issuance Advice Letter, the Recovery Property or the Fixed Recovery Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.

SECTION 3.07. Consents and Approvals.

(a) The Seller filed its written consent to the terms and conditions to the Financing Order on May 14, 2021, as required by Section 850.1(d) of the Wildfire Financing Law.

(b) No governmental approvals, authorizations, consents, orders or other actions or filings, other than filings under the Wildfire Financing Law, are required for the Seller to execute, deliver and perform its obligations under this Agreement except those which have been obtained or made or are required to be made by the Seller in the future pursuant to this Agreement.

SECTION 3.08. The Recovery Property.

(a) Information. Subject to subsection (f) below, at the Closing Date, all written information, as amended or supplemented from time to time, provided by the Seller to the Issuer with respect to the Recovery Property is true and correct in all material respects.

(b) Title. It is the intention of the parties hereto that (other than for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes) the transfers and assignments herein contemplated each constitute a sale and absolute transfer of the Recovery Property from the Seller to the Issuer and that no interest in, or right or title to, the Recovery Property shall be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No portion of the Recovery Property has been sold, transferred, assigned or pledged or otherwise conveyed by the Seller to any Person other than the Issuer, and no security agreement, financing statement or equivalent security or lien instrument listing the Seller as debtor covering all or any part of the Recovery Property is on file or of record in any jurisdiction, except such as may have been filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents. The Seller has not authorized the filing of and is not aware (after due inquiry) of any financing statement against it that includes a description of collateral including the Recovery Property other than any financing statement filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents. The Seller is not aware (after due inquiry) of any judgment or tax lien filings against either the Seller or the Issuer. At the Closing Date, immediately prior to the sale of the Recovery Property hereunder, the Seller is the original and the sole owner of the Recovery Property free and clear of all Liens and rights of any other Person, and no offsets, defenses or counterclaims exist or have been asserted with respect thereto.

(c) Transfer Filings. On the Closing Date, immediately upon the sale under this Agreement, the Recovery Property transferred on the Closing Date shall be validly transferred and sold to the Issuer, the Issuer shall own all such Recovery Property, free and clear of all Liens, except for the Lien arising under Section 850.3(g) of the Wildfire Financing Law, the Financing Order and the Issuance Advice Letter, and all filings (including filings with the Secretary of State of California under the Wildfire Financing Law) necessary in any jurisdiction to give the Issuer a perfected ownership interest in the Recovery Property shall have been made.

(d) Financing Order, Issuance Advice Letter and Tariff; Other Approvals. Under the laws of the State of California (including the Wildfire Financing Law) and the United States in effect on the Closing Date: (i) the Financing Order and the Issuance Advice Letter pursuant to which the rights and the interests of the Seller have been created, including the right to impose, collect and receive the Fixed Recovery Charges and the interest in and to the Recovery Property is in full force and effect, and the Seller has validly and irrevocably consented to the terms of the Financing Order, (ii) as of the Closing Date, subject to the limitations set forth in Section 850.1(g) of the Wildfire Financing Law, the Recovery Bonds are entitled to the protection provided in the first sentence of Section 850.1(e) and the first sentence of Section 850.2(f) of the Wildfire Financing Law, (iii) as of the Closing Date, the Tariff has been filed with the CPUC in accordance with the Financing Order, (iv) the process by which the Financing Order was approved and the Financing Order, the Issuance Advice Letter and the Tariff comply with all applicable laws and regulations and the Seller has provided the certification to the CPUC required by the Issuance Advice Letter, (v) the Issuance Advice Letter and the Tariff have been filed in accordance with the Financing Order, (vi) no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required on the part of the Seller in connection with the creation of the Recovery Property, except those that have been obtained or made, and (vii) under the “contract clause” of the U.S. Constitution and the “contract clause” of the California Constitution, Holders of the Recovery Bonds could, absent a demonstration by the State of California that such action is necessary to further a significant and legitimate public purpose, successfully challenge the constitutionality of any legislative action that limits, alters, impairs or reduces the value of the recovery property or the fixed recovery charges so as to impair (a) the terms of the indenture or the bonds or (b) the rights and remedies of the bondholders determined by such court to limit, alter, impair or reduce the value of the recovery property or the fixed recovery charges prior to the time that the bonds are fully paid and discharged.

(e) State Action. Under the Wildfire Financing Law, the State of California has pledged that it will not take or permit any action that would impair the value of the Recovery Property transferred on such date, or, except as permitted by Section 850.1(g) of the Wildfire Financing Law, reduce, alter or impair the Fixed Recovery Charges relating to the Recovery Property until the principal, interest and premium and any other charges incurred and contracts to be performed in connection with the Recovery Bonds relating to the Recovery Property have been paid and performed in full. Under the laws of the State of California and the United States, any law enacted by the State of California, whether by legislation or voter initiative, that repeals or amends the Wildfire Financing Law or take any other action in contravention of the State pledge would constitute a “taking,” for which just compensation must be paid, if, for a public use, either the law (a) constituted a permanent appropriation of a substantial property interest of the bondholders in the recovery property or denied all economically productive use of the Recovery Property; (b) destroyed the recovery property other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the recovery property so as to unduly interfere with the reasonable expectations of the bondholders arising from their investments in the Recovery Bonds. There is no assurance, however, that, even if a court were to award just compensation it would be sufficient to pay the full amount of principal and interest on the Recovery Bonds.

(f) Assumptions. On the Closing Date, based upon the information available to the Seller on such date, the assumptions used in calculating the Fixed Recovery Charges are reasonable and are made in good faith. Notwithstanding the foregoing, the Seller makes no representation or warranty, express or implied, that amounts actually collected arising from those Fixed Recovery Charges will in fact be sufficient to meet the payment obligations on the related Recovery Bonds or that the assumptions used in calculating such Fixed Recovery Charges will in fact be realized.

(g) Creation of Recovery Property. Upon the filing of the Issuance Advice Letter with respect to the Recovery Property pursuant to the Financing Order: (i) the related rights and interests of the Seller under the Financing Order, including the right to impose, collect and receive the Fixed Recovery Charges established pursuant to the Financing Order, will become Recovery Property, (ii) the Recovery Property will constitute a current property right, (iii) the Recovery Property will include the right, title and interest of the Seller to the Tariff imposing the Fixed Recovery Charges, and the right to obtain periodic true-up adjustments of the Fixed Recovery Charges, (iv) the owner of the Recovery Property will be legally entitled to bill Fixed Recovery Charges and collect payments in respect of the Fixed Recovery Charges in the aggregate amount sufficient to pay or fund, in accordance with the Indenture, the principal of the Recovery Bonds, all interest thereon, and all other Ongoing Financing Costs, and (v) the Recovery Property will not be subject to any Lien, except for the lien arising under Section 850.3(g) of the Wildfire Financing Law, the Financing Order and the Issuance Advice Letter.

(h) Nature of Representations and Warranties. The representations and warranties set forth in this Section 3.08, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties’ good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the Recovery Bonds, and to reflect the parties’ agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuer and its permitted assigns (to the extent required by and in accordance with Section 5.01), and that the Issuer and its permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents, on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.

(i) Under existing law as of the Closing Date, Holders will not be responsible for, nor will payments to Holders be reduced by, any sales tax, gross receipts tax, general corporation tax, single business tax, personal property tax, privilege tax, franchise or license tax, or other tax imposed on the Seller or the Issuer as a result of the sale and assignment of the Recovery Property by the Seller to the Issuer, the acquisition of the Recovery Property by the Issuer or the issuance and sale by the Issuer of the Recovery Bonds, other than withholding of taxes applicable to Recovery Bond payments and any taxes imposed as a result of a failure of the Issuer or the Seller to properly withhold or remit taxes imposed with respect to payments on any Recovery Bond.

(j) Prospectus. As of the date hereof, the information describing the Seller under the caption “The Depositor, Seller, Initial Servicer and Sponsor” in the prospectus dated May 3, 2022 relating to the Bonds is true and correct in all material respects.

(k) No Court Order. There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Wildfire Financing Law, the Financing Order, the Recovery Property or the Fixed Recovery Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.

(l) Survival of Representations and Warranties. The representations and warranties set forth in this Section 3.08 shall survive the execution and delivery of this Agreement and may not be waived by any party hereto except pursuant to a written agreement executed in accordance with Article VI and as to which the Rating Agency Condition has been satisfied.

SECTION 3.09. Change in Law.

The representations and warranties in this Agreement speak as of the Closing Date. Any change in the law by legislative enactment, constitutional amendment or voter initiative that renders untrue any of the representations or warranties in this Agreement will not constitute a breach under this Agreement.

SECTION 3.10. Limitations on Representations and Warranties.

Without prejudice to any of the other rights of the parties, the Seller will not be in breach of any representation or warranty, as a result of a change in law by means of any legislative enactment, constitutional amendment or voter initiative. THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT BILLED FRCS WILL BE ACTUALLY COLLECTED FROM CONSUMERS.

ARTICLE IV

COVENANTS OF THE SELLER

SECTION 4.01. Existence.

Subject to Section 5.02, so long as any of the Recovery Bonds are Outstanding, the Seller (a) will keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) will obtain and preserve its qualification to do business, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby or to the extent necessary for the Seller to perform its obligations hereunder or thereunder and (c) will continue to operate its distribution system to provide service to its customers.

SECTION 4.02. No Liens.

Except for the conveyances hereunder or any Lien under or in accordance with Section 850.3(g) of the Wildfire Financing Law in favor of the Indenture Trustee for the benefit of the Holders and any Lien that may be granted under the Basic Documents, the Seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any Lien on, any of the Recovery Property, or any interest therein, and the Seller shall defend the right, title and interest of the Issuer and the Indenture Trustee, on behalf of the Secured Parties, in, to and under the Recovery Property against all claims of third parties claiming through or under the Seller. PG&E, in its capacity as Seller, will not at any time assert any Lien against, or with respect to, any of the Recovery Property.

SECTION 4.03. Delivery of Collections; Sale of Certain Assets.

(a) In the event that the Seller receives any FRC Collections or other payments in respect of the Fixed Recovery Charges or the proceeds thereof other than in its capacity as the Servicer, the Seller agrees to pay to the Servicer, on behalf of the Issuer, all payments received by it in respect thereof as soon as practicable after receipt thereof. Prior to such remittance to the Servicer by the Seller, the Seller agrees that such amounts are held by it in trust for the Issuer and the Indenture Trustee.

(b) The Seller shall not continue as or become a party to any trade receivables purchase and sale agreement or similar arrangement under which it sells all or any portion of its accounts receivables owing from Consumers unless the Indenture Trustee, the Seller and the other parties to such additional arrangement shall have entered into a joinder to the Intercreditor Agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude Recovery Property (including Fixed Recovery Charges) from any receivables or other assets pledged or sold under such arrangement.

(c) If the Seller enters into a sale agreement selling to any other Affiliate property consisting of nonbypassable charges payable by Consumers comparable to those sold by the seller pursuant to the sale agreement, the Rating Agency Condition shall be satisfied with respect to the Recovery Bonds prior to or coincident with such sale and the Seller shall enter into a joinder to the Intercreditor Agreement with the Issuer, the Indenture Trustee, the issuing entity of any such Additional Recovery Bonds or Additional Other Recovery Bonds and the trustee for such Additional Recovery Bonds or Additional Other Recovery Bonds.

SECTION 4.04. Notice of Liens.

The Seller shall notify the Issuer and the Indenture Trustee promptly after becoming aware of any Lien on any of the Recovery Property, other than the conveyances hereunder, any Lien under the Basic Documents or any Lien under or in accordance with Section 850.3(g) of the Wildfire Financing Law created in favor of the Indenture Trustee for the benefit of the Holders.

SECTION 4.05. Compliance with Law.

The Seller hereby agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any Governmental Authority applicable to it, except to the extent that failure to so comply would not materially adversely affect the Issuer’s or the Indenture Trustee’s interests in the Recovery Property or under any of the other Basic Documents to which the Seller is party or the Seller’s performance of its obligations hereunder or under any of the other Basic Documents to which it is party.

SECTION 4.06. Covenants Related to Recovery Bonds and Recovery Property.

(a) So long as any of the Recovery Bonds are Outstanding, the Seller shall treat the Recovery Property as the Issuer’s property for all purposes other than financial reporting, state or federal regulatory or tax purposes, and treat the Recovery Bonds as debt for all purposes and specifically as debt of the Issuer, other than for financial reporting, state or federal regulatory or tax purposes.

(b) Solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, so long as any of the Recovery Bonds are Outstanding, the Seller agrees to treat the Recovery Bonds as indebtedness of the Seller (as the sole owner of the Issuer) secured by the Recovery Bond Collateral unless otherwise required by appropriate taxing authorities.

(c) So long as any of the Recovery Bonds are Outstanding, the Seller shall disclose in its financial statements that the Issuer and not the Seller is the owner of the Recovery Property and that the assets of the Issuer are not available to pay creditors of the Seller or its Affiliates (other than the Issuer).

(d) So long as any of the Recovery Bonds are Outstanding, the Seller shall not own or purchase any Recovery Bonds.

(e) So long as the Recovery Bonds are Outstanding, the Seller shall disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles.

(f) The Seller agrees that upon the sale by the Seller of the Recovery Property to the Issuer pursuant to this Agreement, (i) to the fullest extent permitted by law, the Issuer shall have all of the rights originally held by the Seller with respect to such Recovery Property, including the right to exercise any and all rights and remedies to collect any amounts payable by any Consumer in respect of such Recovery Property, notwithstanding any objection or direction to the contrary by the Seller and (ii) any payment by any Consumer to the Issuer shall discharge such Consumer’s obligations in respect of such Recovery Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

(g) So long as any of the Recovery Bonds are Outstanding, (i) in all proceedings relating directly or indirectly to the Recovery Property, the Seller shall affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), (ii) the Seller shall not make any statement or reference in respect of the Recovery Property that is inconsistent with the ownership interest of the Issuer (other than for financial reporting or tax purposes), (iii) the Seller shall not take any action in respect of the Recovery Property except solely in its capacity as Servicer pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents, and (iv) neither the Seller nor the Issuer shall take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, as a disregarded entity that is not separate from the Seller (or, if relevant, from another sole owner of the Issuer).

(h) The Seller agrees not to withdraw the filing of the Issuance Advice Letter with the CPUC.

(i) The Seller shall make all reasonable efforts to keep each Tariff that relates to the Recovery Property in full force and effect.

(j) Promptly after obtaining knowledge of any breach in any material respect of its representations and warranties in this Agreement, the Seller shall notify the Issuer, the CPUC and the Rating Agencies of the breach.

(k) The Seller shall use the proceeds of the sale of the Recovery Property in accordance with the Financing Order and the Wildfire Financing Law.

(l) Upon the request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be necessary to carry out the provisions and purposes of this Agreement.

(m) The Seller shall not permit the issuance of any Additional Recovery Bonds or Additional Other Recovery Bonds by any issuing entity, unless the Rating Agency Condition with respect to the Recovery Bonds is satisfied.

SECTION 4.07. Protection of Title.

The Seller shall execute and file the filings required by law to perfect and continue the perfection of the interests of the Issuer in the Recovery Property and the Indenture Trustee’s Lien on the Recovery Property, including all filings required under the Wildfire Financing Law and the UCC relating to the transfer of the ownership of the rights and interests related to the Recovery Bonds under the Financing Order by the Seller to the Issuer and the pledge of the Recovery Property to the Indenture Trustee. The Seller also agrees to take those legal or administrative actions that may be reasonably necessary (i) to protect the Issuer and Secured Parties from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the Seller set forth in Article III, and the costs of any such actions or proceedings will be paid by the Seller and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Wildfire Financing Law, the Financing Order, the Issuance Advice Letter or the rights of Holders by legislative enactment or constitutional amendment that would be materially adverse to the Issuer or the Secured Parties or which would otherwise cause an impairment of the rights of the Issuer or the Secured Parties. The costs of any such actions or proceedings will be payable by the Seller.

SECTION 4.08. Nonpetition Covenants.

Notwithstanding any prior termination of this Agreement or the Indenture, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture and payment in full of the Recovery Bonds or any other amounts owed under the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any Government Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, Indenture Trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 4.09. Taxes.

So long as any of the Recovery Bonds are Outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Recovery Property; provided that no such tax need be paid if the Seller or one of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

SECTION 4.10. Notice of Breach to Rating Agencies, Etc.

Promptly after obtaining knowledge thereof, in the event of a breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of any of the Seller’s representations, warranties or covenants contained herein, the Seller shall promptly notify the Issuer, the Indenture Trustee, the CPUC and the Rating Agencies of such breach. For the avoidance of doubt, any breach which would adversely affect scheduled payments on the Recovery Bonds will be deemed to be a material breach for purposes of this Section 4.10.

SECTION 4.11. Use of Proceeds.

The Seller shall use the proceeds of the sale of the Recovery Property in accordance with the Financing Order and the Wildfire Financing Law.

SECTION 4.12. Further Assurances.

Upon the request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectually the provisions and purposes of this Agreement.

ARTICLE V

THE SELLER

SECTION 5.01. Liability of Seller; Indemnities.

(a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(b) The Seller shall indemnify the Issuer and the Indenture Trustee (for itself, for the benefit of the Holders) and each of the Issuer’s and the Indenture Trustee’s respective officers, directors, members, employees and agents and defend and hold harmless each such person from and against (i) any and all amounts of principal of and interest on the Recovery Bonds not paid when due or when scheduled to be paid in accordance with their terms, (ii) any other amounts payable to any Person in connection with the Recovery Bonds or in connection with the Recovery Property, including but not limited to Indenture Trustee’s fees and expenses, that are not paid when due or when scheduled to be paid pursuant to the Indenture, (iii) the amount of any other deposits to the Collection Account required to have been made in accordance with the terms of the Basic Documents and retained in the Capital Subaccount, or in the Excess Funds Subaccount or released to the Issuer free of the lien of the Indenture, which are not made when so required, (v) any reasonable costs and expenses incurred by such Person that are not recoverable pursuant to the Indenture and (vi) any taxes payable by Holders resulting in a breach of Section 3.08(i), in each case to the extent resulting from the Seller’s breach of any of its representations, warranties or covenants contained in this Agreement, except to the extent of losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified Persons or resulting from a breach of representation or warranty made by such indemnified Persons in the Indenture or any other document that gives rise to the Seller’s breach. Indemnification under this paragraph shall survive the resignation or removal of the Indenture Trustee.

(c) Notwithstanding Section 5.01(b) above, the Seller shall not be liable for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the Recovery Bonds or for any consequential damages, including any loss of market value of the Recovery Bonds resulting from any default or any downgrade of the ratings of the Recovery Bonds.

(d) The indemnities described in this Section will survive the termination of this Agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys’ fees and expenses. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

SECTION 5.02. Merger, Conversion or Consolidation of, or Assumption of the Obligations of, Seller.

Any Person (a) into which the Seller may be merged, converted or consolidated and that succeeds to all or substantially all of the electric distribution business of the Seller, (b) that results from the division of the Seller into two or more Persons and succeeds to all or substantially all of the electric distribution business of the Seller, (c) that results from any merger or consolidation to which the Seller shall be a party and that succeeds to all or substantially all of the electric distribution business of the Seller, (d) that succeeds to the properties and assets of the Seller substantially as a whole, or succeeds to all or substantially all of the electric distribution business of the Seller, or (e) that otherwise succeeds to all or substantially all of the electric distribution business of the Seller, shall be the successor to the Seller under this Agreement without further act on the part of any of the parties to this Agreement; provided, further, that (i) immediately after giving effect to any transaction referred to above, no representation or warranty made by the Seller pursuant to Article III shall have been breached and, to the extent the Seller is the Servicer, no Servicer Default under the Servicing Agreement, and no event, that after notice or lapse of time, or both, would become a Servicer Default under the Servicing Agreement will have occurred and be continuing, (ii) the successor to the Seller must execute an agreement of assumption to perform every obligation of the Seller under this Agreement, (iii) the Rating Agencies shall have received prior written notice of such transaction, and (iv) the Seller shall have delivered to the Issuer and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with.

SECTION 5.03. Limitation on Liability of Seller and Others.

The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.07, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.01. Amendment.

This Agreement may be amended in writing by the Seller and the Issuer with ten (10) Business Days’ prior written notice to the Rating Agencies, but without the consent of any of the Holders (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holders; provided, however, that such action shall not, as evidenced by an Officer’s Certificate delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Holder or (ii) to conform the provisions hereof to the description of this Agreement in the Prospectus. Promptly after execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

In addition, this Agreement may be amended in writing by the Seller and the Issuer with (i) the prior written consent of the Indenture Trustee, (ii) the satisfaction of the Rating Agency Condition, and (iii) if any amendment would adversely affect in any material respect the interest of any Holder of the Bonds, the consent of a majority of the Holders of each affected Tranche of Bonds. In determining whether a majority of Holders have consented, Bonds owned by the Issuer, Seller or any Affiliate of the Issuer or Seller shall be disregarded, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any Bonds it actually knows to be so owned. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

It shall not be necessary for the consent of Holders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel from external counsel of the Seller stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent have been satisfied and the Opinion of Counsel referred to in Section 3.01(c)(i) of the Servicing Agreement. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 6.02. Notices.

All demands, notices and communications upon or to the Seller, the Issuer, the Indenture Trustee or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing, and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by electronic transmission:

(a) in the case of the Seller, to Pacific Gas and Electric Company, at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, Attention: Brian M. Wong, Vice President, General Counsel and Corporate Secretary, Telephone: (415) 973-1000;

(b) in the case of the Issuer, to PG&E Wildfire Recovery Funding LLC, c/o Pacific Gas and Electric Company at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, Attention: Brian M. Wong, Vice President, General Counsel and Corporate Secretary, Telephone: (415) 973-1000;

(c) in the case of the Indenture Trustee, to the Corporate Trust Office;

(d) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email);

(e) in the case of Standard & Poor’s, to S&P Global Ratings, a division of S&P Global Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to Standard & Poor’s in writing by email); and

(f) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 6.03. Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

SECTION 6.04. Limitations on Rights of Third Parties.

The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Recovery Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 6.05. Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.06. Separate Counterparts.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6.07. Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 6.08. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.09. Assignment to Indenture Trustee.

The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Secured Parties of all right, title and interest of the Issuer in, to and under this Agreement, the Recovery Property and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties. For the avoidance of doubt, the Indenture Trustee is a third-party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

SECTION 6.10. Limitation of Liability.

It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee on behalf of the Secured Parties, in the exercise of the powers and authority conferred and vested in it. The Indenture Trustee in acting hereunder is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 6.11. Waivers.

Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; provided, however, that no such waiver delivered by the Issuer shall be effective unless the Indenture Trustee has given its prior written consent thereto. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

PG&E WILDFIRE RECOVERY FUNDING LLC, a Delaware limited liability Company

By: /s/ Monica Klemann Name: Monica Klemann Title: Manager, Treasurer and Secretary

PACIFIC GAS AND ELECTRIC COMPANY, a California Corporation

By: /s/ Margaret K. Becker Name: Margaret K. Becker Title: Vice President and Treasurer

ACKNOWLEDGED AND ACCEPTED:

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.,

as Indenture Trustee

By: /s/ Mitchell L. Brumwell
Name: Mitchell L. Brumwell
Title: Vice President

Signature Page to

Recovery Property Purchase and Sale Agreement